EXHIBIT 3.3
                                              PITTWAY CORPORATION
                                                    JUNE 30, 1995
                                                        FORM 10-Q

                                                    AS REVISED AT
                                                   MARCH 16, 1995
                                                    BOARD MEETING

                       PITTWAY CORPORATION
                    (a Delaware corporation)

                            ________

                             BY-LAWS
                            ________


                          NAME-LOCATION

          Section 1.  Name.  The name of the Corporation is
PITTWAY CORPORATION.

          Section 2. Registered Office. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof shall be The Corporation Trust Company. The Corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the Corporation may require.


                              SEAL

          Section 3. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." One or more duplicate dies for impressing such seal may be kept and used.


                    MEETINGS OF STOCKHOLDERS

          Section 4.  Place of Meeting.  All meetings of the
stockholders shall be held at such place, within or without the State of Delaware, as is fixed in the notice of the meeting.

          Section 5. Annual Meeting. An annual meeting of the stockholders of the Corporation for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on the first Monday of May in each year if not a legal holiday, and if a legal holiday, then on the next succeeding business day, not a Saturday, at 4:00 P.M. Central Daylight Savings Time. If for any reason any annual meeting shall not be held at the time herein specified, the same may be held at any time thereafter upon notice, as herein provided, or the business thereof may be transacted at any special meeting called for the purpose.

          Section 6. Special Meetings. Special meetings of stockholders may be called by the Chairman of the Board, the Chairman of the Executive Committee, the President, or a Vice-Chairman of the Board whenever the one so calling the meeting deems it necessary or advisable, and shall be called by the Chairman of the Board, the Chairman of the Executive Committee, the President, or a Vice-Chairman of the Board, whenever so directed in writing by a majority of the full Board of Directors (and, in the case of each of the Chairman of the Board and the President, whenever so required by the Certificate of Incorporation).

          Section 7. Notice of Meetings. Notice of the date, time and place of each annual and each special meeting of the stockholders shall be given to each of the stockholders entitled to vote at such meeting by mailing the same in a postage prepaid wrapper addressed to each such stockholder at his address as it appears on the books of the Corporation, or by delivering the same personally to any such stockholder, in lieu of such mailing, at least ten (10) days prior to, and not more than sixty (60) days before, such meeting, and meetings may be held without notice if all of the stockholders entitled to vote thereat are present in person or by proxy, or if notice thereof is waived by all such stockholders not present in person or by proxy, before or after the meeting. The notice of each special meeting of the stockholders shall set forth the purposes thereof and the business transacted at all special meetings of stockholders shall be confined to the purposes stated in the notice thereof.

          Section 8. Closing of Transfer Books. The Board of Directors may close the stock transfer books of the Corporation for a period not exceeding sixty (60) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or for a period not exceeding sixty (60) days in connection with obtaining the consent of stockholders for any purpose, provided, however, that in lieu of closing the stock transfer books as aforesaid the Board of Directors shall have the power to fix in advance a date not exceeding sixty (60) days and not less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or the final date for obtaining any such consent, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting, entitled to receive payment of such dividend or to such allotment of rights or to exercise the right in respect of such change, conversion or exchange of capital stock, or to give such consent, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights or to give such consent as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

          Section 9. Organization. At each meeting of the stockholders, the Chairman of the Board, or in the case of vacancy in office or absence of the Chairman of the Board, one of the following officers present in the order stated: the Chairman of the Executive Committee, the President, the Vice-Chairmen of the Board in their order of rank, the Vice-Presidents in their order of rank and seniority, or a chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast on such matter, shall act as chairman, and the Secretary, or, in the absence of the Secretary, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the chairman, shall act as secretary.

          Section 10. Voting at Stockholders' Meetings. At each meeting of the stockholders, every stockholder having the right to vote thereat shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to the date of said meeting, unless said instrument provides for a longer period. Stockholders shall have the voting rights specified in the Certificate of Incorporation. The vote for directors, and, upon the demand of any stockholder, the vote upon any question before the meeting, shall be by ballot.

          Section 11. Quorum and Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, at any meeting of the stockholders the presence, in person or by proxy, of the holders of shares of stock of the Corporation entitled to cast at least a majority of the votes which the outstanding stock entitled to vote thereat is entitled to cast on a particular matter shall be requisite and shall constitute a quorum entitled to take action with respect to that vote on that matter. If at any meeting of stockholders there shall be, with respect to a particular matter, less than a quorum so present, the stockholders present in person or by proxy and entitled to vote thereat on such matter may without further notice, following the completion of such action, if any, with respect to other matters as the stockholders present in person or by proxy and constituting a quorum to vote thereat on such matters desire to take, adjourn the meeting from time to time until a quorum with respect to such matter shall be present, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned.


          Section 12. List of Stockholders. The Secretary shall prepare, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder, and such list shall be open to examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.


                            DIRECTORS

          Section 13. Number of Directors. The number of directors constituting the full Board of Directors shall be such number, not less than eight (8), as shall from time to time be fixed by resolution of the Board of Directors. Vacancies, and newly created directorships resulting from any increase in the number of directorships, may be filled as provided in the Certificate of Incorporation. The directors, other than directors elected to fill vacancies or any new directorships resulting from any increase in the number of directors, shall be elected at the annual meeting of the stockholders and each director shall be elected to serve (unless removed) until his successor shall be elected and shall qualify.

          Section 14. Powers, Qualifications and Removal. The business of the Corporation shall be managed by the Board of Directors, except as may otherwise be provided in the Certificate of Incorporation. Any director may tender his resignation at any time. Directors may be removed at any time as provided by law.

          Section 15. Regular and Special Meetings of the Board. The Board of Directors may hold its meetings, whether organizational, regular or special, either within or without the State of Delaware. Regular meetings of the Board may be held with or without notice at such time and place as shall from time to time be determined by resolution of the Board. Whenever the time or place of regular meetings of the Board shall have been determined by resolution of the Board, no regular meetings shall be held pursuant to any resolution of the Board altering or modifying its previous resolution relating to the time or place of the holding of regular meetings, without first giving three
(3) days' written notice to each director, either personally or by telegram, or five (5) days' written notice to each director by mail, of the substance and effect of such new resolution relating to the time and place at which regular meetings of the Board may thereafter be held without notice. Special meetings of the Board shall be held whenever called in writing by the Chairman of the Board, the Chairman of the Executive Committee, the President, a Vice-Chairman of the Board, or any two (2) directors (at least one of whom shall have been elected by the holders of the Corporation's Common Stock of the par value of $1.00 per share).
 Notice of each special meeting of the Board shall be delivered personally to each director or sent by telegraph to his residence or usual place of business at least three (3) days before the meeting, or mailed to him to his residence or usual place of business at least five (5) days before the meeting. Meetings of the Board, whether regular or special, may be held at any time and place, and for any purpose, without notice, when all the directors are present or when all directors not present shall, in writing, waive notice of and consent to the holding of such meeting, which waiver and consent may be given after the holding of such meeting. All or any of the directors may waive notice of any meeting and the presence of a director at any meeting of the Board shall be deemed a waiver of notice thereof by him.

          Section 16. Organization. At every meeting of the Board, the Chairman of the Board, or in the case of vacancy in office or absence of the Chairman of the Board, one of the following officers present in the order stated: the Chairman of the Executive Committee, the President, the Vice-Chairmen of the Board in their order of rank, the Vice Presidents in their order of rank and seniority, or a chairman chosen by a majority of the directors present, shall preside, and the Secretary, or, in the absence of the Secretary, an Assistant Secretary, or in the absence of the Secretary and the Assistant Secretaries, any person appointed by the chairman of the meeting, shall act as secretary.

          Section 17. Quorum and Adjournment. At all meetings of the Board a majority of the full Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business except as may otherwise be specifically provided in the Certificate of Incorporation or in these By-Laws; provided, that if a quorum of directors shall not be present at any duly called or regular meeting thereof, the directors present may adjourn said meeting from time to time for a period of not exceeding two (2) weeks in the aggregate and notice of any such adjourned meeting shall not be necessary unless an adjournment was taken sine die.


                           COMMITTEES

          Section 18. Executive Committee. There shall be a committee of the Board of Directors designated as the Executive Committee, to consist of three (3) or more of the directors, as shall from time to time be appointed by resolution of the Board. Except as otherwise limited by resolution of the Board of Directors adopted on or after November 15, 1989 or by law, the Certificate of Incorporation or these By-Laws, the Executive Committee shall have and may exercise, when the Board is not in session, all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but the Executive Committee shall not have power to fill vacancies in the Board, or to change the membership of or to fill vacancies in the said Committee, to remove or replace the Chairman of the Executive Committee, or to amend these By-Laws. The Board shall have the power at any time to change the membership of the Executive Committee, to fill vacancies in it, or to dissolve it. The Executive Committee may make rules for the conduct of its business and may appoint such assistants as it shall from time to time deem necessary. A majority of the members of the Executive Committee shall con-stitute a quorum.

          Section 19. Audit Committee. There shall be a committee of the Board of Directors designated as the Audit Committee, to consist of not fewer than two members of the Board as shall from time to time be appointed by resolution of the Board. No member of the Board who is an officer or an employee of the Corporation or any subsidiary of the Corporation shall be eligible to serve on the Audit Committee. The Audit Committee shall review and, as it shall deem appropriate, approve internal accounting and financial controls for the Corporation and accounting principles and auditing practices and procedures to be employed in the preparation and review of financial statements of the Corporation. The Audit Committee shall make recommendations to the Board concerning the engagement of independent public accountants to audit the annual financial statements of the Corporation and its subsidiaries and shall arrange with such accountants the scope of the audit to be undertaken by such accountants. The Board shall have the power at any time to change the membership of the Audit Committee, to fill vacancies in it, or to dissolve it. The Audit Committee may make rules for the conduct of its business and may appoint such assistants as it shall from time to time deem necessary. A majority of the members of the Audit Committee shall constitute a quorum.

          Section 20. Other Committees. The Board of Directors may also, by resolution or resolutions passed by the affirmative vote therefor of the majority of the full Board of Directors, designate one or more other committees, which, to the extent provided in said resolution or resolutions, shall have and may exercise, when the Board is not in session, the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of the members of any such committee may determine its action and fix the time and place of its meetings unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.


          Section 21. Compensation of Directors. By resolution of the Board of Directors, the directors may be paid their expenses, if any, for attendance at each regular or special meeting of the Board or of any committee designated by the Board and may be paid a fixed sum for attendance at such meeting, or a stated salary as director, or both. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor; provided however that directors who are also salaried officers shall not receive fees or salaries as directors.


                            OFFICERS

          Section 22. Designation, Term, Vacancies. The offi-cers of the Corporation shall be a President, one or more Vice-Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers, including a Chairman of the Board, a Chairman of the Executive Committee and one or more Vice-Chairmen of the Board, as the Board of Directors may from time to time deem necessary. Such officers may have and perform the powers and duties usually pertaining to their respective offices, the powers and duties respectively prescribed by law and by these By-Laws, and such additional powers and duties as may from time to time be pre-scribed by the Board. The same person may hold any two (2) offices. Only the Chairman of the Board, if any, the Chairman of the Executive Committee, if any, the President, and the Vice-Chairman of the Board, if any, need be members of the Board of Directors.

          As soon as practicable after the election of the Board at the annual meeting of stockholders, the Board shall elect the President, Secretary and Treasurer and, at their discretion, a Chairman of the Board, a Chairman of the Executive committee, such Vice-Chairmen of the Board and such Vice-Presidents as they shall determine, all of whom shall hold office until the regular annual meeting of the Board of Directors following their appointment or until their successors are appointed and qualify, provided that they, or any of them, may be removed at any time, with or without cause, by the affirmative vote therefor of a majority of the full Board of Directors. All other agents and employees of the Corporation shall hold office during the pleasure of the Board of Directors. Vacancies occurring among the officers of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

          Section 23.  Chairman of the Board.  The Chairman of
the Board, if any, shall exercise such powers as may from time to time be specifically delegated to him by these By-Laws or by resolution of the Board of Directors.

          Section 24. Chairman of the Executive Committee. The Chairman of the Executive Committee, if any, shall preside at meetings of the Executive Committee and shall exercise such other powers as may from time to time be specifically delegated to him by these By-Laws or by resolution of the Board of Directors.

          Section 25. President. The President shall be the chief executive officer and the chief operating officer of the Corporation and shall exercise such other powers as may from time to time be specifically delegated to him by these By-Laws or by resolution of the Board of Directors. Subject to the Board of Directors, he shall have general charge of the entire business of the Corporation. He may sign certificates of stock and sign and seal bonds, debentures, contracts or other obligations authorized by the Board, and may, without previous authority of the Board, make such contracts as the ordinary conduct of the Corporation's business requires. He shall have the usual powers and duties vested in the President of a corporation. He shall have power to select and appoint all necessary officers and employees of the Corporation, except those selected by the Board of Directors, and to remove all such officers and employees, except those selected by the Board of Directors, and make new appointments to fill vacancies. He may delegate any of his powers to a Vice-President of the Corporation. He shall at all times be subject to the direction of the Board of Directors.

          Section 26. Vice-Chairmen of the Board. Each Vice-Chairman of the Board, if any, shall have such of the President's powers and duties as the President may from time to time delegate to him and shall exercise such other powers as may from time to time be specifically delegated to him by these By-Laws or by resolution of the Board of Directors.

          Section 27. Vice-Presidents. Each Vice-President shall have such of the President's powers and duties as the President may from time to time delegate to him, and each Vice-President shall have such other powers and perform such other duties as may be assigned to him by these By-Laws or by resolution of the Board of Directors.

          Section 28. Treasurer. The Treasurer shall have custody of such funds and securities of the Corporation as may come to his hands or be committed to his care by the Board of Directors. Whenever necessary or proper, he shall endorse on behalf of the Corporation, for collection, checks, notes, or other obligations, and shall deposit the same to the credit of the Corporation in such bank or banks or depositories, approved by the Board of Directors, as the Board of Directors or President may designate. He may sign receipts or vouchers for payments made to the Corporation, and the Board of Directors may require that such receipts or vouchers shall also be signed by some other officer to be designated by them. Whenever required by the Board of Directors, he shall render a statement of his cash accounts and such other statements respecting the affairs of the Corpora-tion as may be required. He shall keep proper and accurate books of account. He shall perform all acts incident to the office of Treasurer, subject to the control of the Board.

          Section 29. Secretary. The Secretary shall have custody of the seal of the Corporation and when required by the Board of Directors, or when any instrument signed by another officer of the Corporation duly authorized to sign the same so requires, or when necessary to attest any proceedings of the stockholders or directors, shall affix it to any instrument requiring the same and shall attest the same with his signature, provided that the seal may be affixed by the President or a Vice-President or other officer of the Corporation to any document executed by either of them respectively on behalf of the Corporation which does not require the attestation of the Secretary. He shall attend to the giving and serving of notices of meetings. He shall have charge of such books and papers as properly belong to his office or as may be committed to his care by the Board of Directors. He shall perform such other duties as appertain to his office or as may be required by the Board of Directors.

          Section 30. Assistant Secretary. Each Assistant Secretary shall be vested with such powers and duties as may be delegated to him by the President or the Secretary and any act may be done or duty performed by an Assistant Secretary with like effect as though done or performed by the Secretary; and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors.

          Section 31. Assistant Treasurer. Each Assistant Treasurer shall be vested with such powers and duties as may be delegated to him by the President or the Treasurer, and any act may be performed by an Assistant Treasurer with like effect as though done or performed by the Treasurer; and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors.

          Section 32. Delegation. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer or to any director.


                              STOCK

          Section 33. Certificates of Stock. All certificates of shares of the capital stock of the Corporation shall be in such form not inconsistent with the Certificate of Incorporation, these By-Laws and the laws of the State of Delaware, as shall be approved by the Board of Directors, and shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer and shall bear the seal of the Corporation and shall not be valid unless so signed and sealed. Certificates countersigned by a duly appointed transfer agent and/or registered by a duly appointed registrar shall be deemed to be so signed and sealed whether the signatures be manual or facsimile signatures and whether the seal be a facsimile seal or any other form of seal. All certificates for each class of stock shall be consecutively numbered and the name of the person owning the shares represented thereby, his address, with the number of such shares and the date of issue, shall be entered on the Corporation's books. All certificates surrendered shall be cancelled and no new certificates issued until the former certificates for the same number of shares shall have been surrendered and cancelled, except in cases provided for herein.

          In case any officer or officers who shall have signed or whose facsimile signature or signatures shall have been affixed to any such certificate or certificates, shall cease to be such officer or officers of the Corporation before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation, and may be issued and delivered as though the person or persons who signed such certificates, or whose facsimile signature or signatures shall have been affixed thereto, had not ceased to be such officer or officers of the Corporation.

          Section 34. Transfers of Shares. Transfers of stock shall be made upon the books of the Corporation by the holder in person or by attorney, upon the surrender and cancellation of the certificate or certificates for such shares. But the Board of Directors may appoint one or more suitable banks and/or trust companies as transfer agents and/or registrars of transfers, for facilitating transfers of any class or series of stock of the Corporation by the holders thereof under such regulations as the Board of Directors may from time to time prescribe. Upon such appointment being made all certificates of such class or series thereafter issued shall be countersigned by one of such transfer agents and/or one of such registrars of transfers, and shall not be valid unless so countersigned. The transfer books of the Corporation may be closed for such period, not to exceed sixty
(60) days, as the Board of Directors may direct previous to and on the day of the annual or any special meeting of the stock-holders, and may also be closed by the Board of Directors for such time as may be deemed advisable for dividend purposes or allotment of rights, or determination of stockholders entitled to vote as provided in Section 8 hereof, and during such time as stock shall be transferable.

          Section 35. Addresses of Stockholders. Every stockholder shall furnish the Corporation with an address to which notices of meetings and all other notices may be served upon or mailed to him, and in default thereof notices may be addressed to him at his last known post-office address.

          Section 36. Stolen, Lost, Mutilated and Destroyed Certificates. The Board of Directors may in its sole discretion direct that a new certificate or certificates of stock may be issued in place of any certificate or certificates of stock theretofore issued by the Corporation, alleged to have been stolen, lost, mutilated or destroyed, and the Board of Directors when authorizing the issuance of such new certificate or certificates may, in its discretion, and as a condition precedent thereto, require the owner of such mutilated certificate to surrender the same and the owner of such stolen, lost, mutilated or destroyed certificate or certificates or his legal representatives to give to the Corporation, and to such registrar or registrars and/or transfer agent or transfer agents as may be authorized or required to countersign such new certificate or certificates, a bond in such sum as the Corporation may direct not exceeding double the value of the stock represented by the certificate alleged to have been stolen, lost, mutilated or destroyed, as indemnity against any claim that may be made against them or any of them for or in respect of the shares of stock represented by the certificate alleged to have been stolen, lost, mutilated or destroyed.

          Section 37. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.


                      DIVIDENDS AND FINANCE

          Section 38. The Board of Directors shall have power to fix and determine and to vary, from time to time, the amount of the working capital of the Corporation before declaring any dividends among its stockholders, and to direct and determine the use and disposition of any net profits or surplus, and to determine the date or dates for the declaration and payment of dividends, not inconsistent with those set forth in the Certificate of Incorporation, and to determine the amount of any dividend, and the amount of any reserves necessary in their judgment before declaring any dividends among its stockholders, and to determine the amount of the net profits of the Corporation from time to time available for dividends.

                        BOOKS AND RECORDS

          Section 39. Subject to the provisions of the statute under which the Corporation is organized, the Corporation may keep its books outside the State of Delaware.


          The Board of Directors shall have power, from time to time, to determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute be specifically open to inspection), or any of them shall be open to the inspection of the stockholders and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by statute or authorized by the directors.


            CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS

          Section 40. Contracts - How Executed. Subject to the provisions of the Certificate of Incorporation, the Board of Directors or the Executive Committee may authorize any officer or officers, fiscal agent or other agent or employee of the Corporation to enter into any contract or execute or deliver any instrument in the name of or on behalf of the Corporation and such authority may be general or confined to specific instances; and unless so authorized by the Board of Directors or by these By-Laws, no officer, fiscal or other agent or employee of the Corporation shall have any power or authority to bind the Cor-poration by any contract or engagement or to pledge its credit or to render it liable for any purpose.

          Section 41. Loans. Any officer or agent of the Corporation when authorized by the Board of Directors or the Executive Committee may negotiate loans and advances for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances, when authorized by the Board of Directors, may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation, and pledge, hypothecate or transfer as security for the payment thereof securities or other property at any time held by the Corporation. No loans shall be contracted on behalf of the Corporation and no notes or other evidences of indebtedness shall be issued in its behalf unless and except as authorized by the Board of Directors or the Execu-tive Committee.

          Section 42.  Deposits.  All funds of the Corporation
shall be deposited from time to time to the credit of the Corporation in such bank or trust companies or with such bankers or other depositories in the United States or elsewhere as the Board of Directors or the President may approve.

          Section 43. Checks, Drafts, Etc. All notes, drafts, acceptances, checks, endorsements or other evidences of indebtedness shall be signed by the President or a Vice-President and shall be countersigned by the Treasurer or an Assistant Treasurer of the Corporation, or by such officers as may, from time to time, be designated by resolution of the Board of Directors or the Executive Committee for that purpose. Endorse-ments for deposit to the credit of the Corporation in any of its duly authorized depositories may be made by the Treasurer or an Assistant Treasurer or by any other officer or agent who may be designated by resolution of the Board of Directors or the Executive Committee.

          Section 44. Safe Deposit Vaults. To the extent permitted by law, securities of the Corporation may be deposited in such safe deposit vaults in the United States or elsewhere as the Board of Directors or the Executive Committee may approve, and access to such vaults shall be only by such officer together with such additional officer or officers and/or responsible employee or employees as may from time to time be designated for the purpose by resolution of the Board of Directors.

          Section 45. Deposit of Securities for Safekeeping. From time to time, to the extent permitted by law, the Board of Directors may deposit for safekeeping with one or more banks, trust companies or other financial institutions to be selected by them in the United States or elsewhere, any securities owned by the Corporation and not otherwise deposited or pledged as security. Any and all securities so deposited may be withdrawn from time to time only by such officer of the Corporation together with such additional officer or officers and/or res-ponsible employee or employees as may from time to time, to the extent permitted by law, be designated for the purpose by reso-lution of the Board of Directors.


                           FISCAL YEAR

          Section 46. The fiscal year shall begin the first day of January in each year.


                             NOTICES

          Section 47. Whenever under the provisions of these By-Laws notice is required to be given to any director, officer or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in the post-office or letter-box, in a post-paid sealed wrapper, addressed to such stockholder, officer or director at such address as appears on the books of the Corporation, or, in default of other address, to such director, officer or stockholder at his last known post-office address and such notice shall be deemed to be given at the time when the same shall be thus mailed.

          Any stockholder, director or officer may waive any notice required to be given under these By-Laws by instrument in writing signed (either before or after the holding of any meeting in respect of which the notice is required) by such stockholder, director or officer and filed with the Corporation.


                   STOCK OF OTHER CORPORATIONS

          Section 48. The Chairman of the Board, if any, the Chairman of the Executive Committee, if any, the President, each Vice-Chairman of the Board, if any, and each Vice-President are authorized on behalf of the Corporation, in person or (to the extent permitted by law) by proxy, to attend, act and vote at meetings of the stockholders, partners or other holders of equity or voting rights of any corporation, partnership, limited liability company or other entity in which the Corporation shall hold stock or any other equity interest or any voting rights, and to exercise thereat any and all rights and powers incident to the ownership of such stock or other equity interest or voting rights, and to execute waivers of notice of such meetings and calls therefor. Such officers are also authorized on behalf of the Corporation to execute written consents and the like with respect to actions to be taken without meetings of stockholders, partners or other holders of equity or voting rights of any such corporation, partnership, limited liability company or other entity. The Board of Directors may also authorize any other director, officer or other person on behalf of the Corporation to take any and all of such actions, and authority may be given to exercise such authority either on one or more designated occasions, or generally on all occasions until revoked by the Board.



                   REGISTRATION OF SECURITIES

          Section 49. Any stocks or securities owned by the Corporation may, if so determined by the Board of Directors, be registered either in the name of the Corporation or in the name of any nominee or nominees appointed for that purpose by the Board of Directors.


                           AMENDMENTS

          Section 50. These By-Laws may be altered or amended by the holders of shares of stock of the Corporation entitled to vote with respect thereto, present in person or by proxy at any regular or special meeting of the stockholders, if notice of the proposed alteration or amendment be contained in the notice of the meeting, or by the affirmative vote therefor of a majority of the full Board of Directors, provided, however, that these By-Laws may not be altered or amended either by action of the stockholders or by action of the Board of Directors to make provisions contrary to or in conflict with or in any way modi-fying any provision of the Certificate of Incorporation.